UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 7, 2013

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

000-21084                                                      55-0717455

             (Commission File No.)                      (IRS Employer Identification No.)

2450 First Avenue
P. O. Box 2968
Huntington, West Virginia                                                                                                                            25728

(Address of Principal Executive Offices)                                                                                                   (Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry Into a Material Definitive Agreement.

Champion Industries, Inc. (“Champion”), various Champion subsidiaries, as Guarantors, Marshall T. Reynolds, as shareholder and Big 4 Investments, LLC (“Administrative Agent”) as Lender and Administrative Agent entered into a Third Amended and Restated Credit Agreement dated October 7, 2013 (“October 2013 Credit Agreement”).  Administrative Agent purchased the Company’s outstanding syndicated debt from Fifth Third Bank and the other Lenders (“Previous Lenders”) for a price of $10.0 million. The Administrative Agent then simultaneously entered into the October 2013 Credit Agreement with the Company pursuant to the provisions of Term Note A for $10.0 million and related Guaranty Agreement and Stock Pledge and Security Agreement all dated October 7, 2013. The indebtedness immediately prior to the note sale reflected a balance pursuant to the Loan Purchase Agreement between Administrative Agent and the Previous Lenders of approximately $19.9 million representing Term Loan A, Term Loan B and Revolving Loans plus Previous Lenders' accrued deferred fee and accrued interest of approximately $1.0 million.

The October 2013 Credit Agreement and related Term Note A, Guaranty Agreement and Stock Pledge and Security Agreement as further described herein amended various provisions of the Restated Credit Agreement dated October 19, 2012, including but not limited to:

  October 2013 Credit Agreement maturity of April 1, 2015.
  Existing debt restructured fromTerm Loan A, Term Loan B, and Revolving Credit Facility to Term Note A in the amount of $10,000,000.
  The Company's debt will not have a revolving credit facility component.
  Interest rate at the Wall Street Journal prime rate of interest plus two percent.
  Principal payments due monthly at $50,000 per month.
  $500,000 maturity or prepayment premium.
  Financial covenant of maximum capital expenditures of $3,000,000 during any fiscal year.
  Personal guaranty of Marshall T. Reynolds.
  Stock Pledge and Security Agreement providing a third party credit enhancement to fully support the credit facility underwritten by the Administrative Agent.
  In consideration for the personal Guaranty Agreement of Marshall T. Reynolds and Stock Pledge and Security Agreement, the warrants currently held by the Previous Lenders are to be assigned to Marshall T. Reynolds pursuant to discussions with the Previous Lenders' Administrative Agent and counsel. The anticipated timing of the completion of the warrant assignment has not yet been determined. The warrants represented $0.001 per share warrants issued for up to 30% (on a post-exercise basis) of the outstanding common stock of the Company in the form of non-voting Class B common stock and associated Investor Rights Agreement.

The foregoing summary of certain provisions of the October 2013 Credit Agreement is qualified in its entirety by reference to the complete October 2013 Credit Agreement filed as Exhibit 10.1 hereto. The foregoing summary of the Term Note A is qualified in its entirety by reference to the complete document filed as Exhibit 10.2. The foregoing summary of  the Guaranty Agreement is qualified in its entirety by reference to the complete document filed as Exhibit 10.3. The foregoing summary of the Stock Pledge and Security Agreement is qualified in its entirety by reference to the complete document filed as Exhibit 10.4.

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Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The description under “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Third Amended and Restated Credit Agreement dated October 7, 2013 (“October 2013 Credit Agreement”)
10.2	Term Note A
10.3	Guaranty Agreement
10.4	Stock Pledge and Security Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC. (Registrant)
Date: October 8, 2013
/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Third Amended and Restated Credit Agreement dated October 7, 2013 (“October 2013 Credit Agreement”)
10.2	Term Note A
10.3	Guaranty Agreement
10.4	Stock Pledge and Security Agreement

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